                                                                    Exhibit 1.1

                      PREFERRED STOCK PURCHASE AGREEMENT

                                     among

                                PIXTECH, INC.,

                           THE KAUFMANN FUND, INC.,

                             WINGATE CAPITAL LTD.,

                             FISHER CAPITAL LTD.,

                               THE ATHERTON CO.,

                                      AND

         BANQUE GENERALE DE LUXEMBOURG, FONDS INTERSELEX EQUITY EASDAQ



                         dated as of December 22, 1998

                               TABLE OF CONTENTS

                                                                                           Page No.
                                                                                           --------
1.       Authorization of Sale of the Shares..............................................        1
2.       Delivery of the Shares at the Closing............................................        1
3.       Representations, Warranties and Covenants of PixTech.............................        2
  3.1.   Organization and Qualification...................................................        2
  3.2.   Authorized Capital Stock.........................................................        2
  3.3.   Consents; Due Execution; Delivery and Performance of the Agreement...............        3
  3.4.   Issuance, Sale and Delivery of the Shares........................................        3
  3.5.   Exempt Transaction...............................................................        3
  3.6.   Compliance with Rule 144.........................................................        4
  3.7.   Disclosure.......................................................................        4
  3.8.   Additional Information; Eligibility for Use of Form S-3..........................        4
  3.9.   No Material Changes..............................................................        4
  3.10.  Investment Company Act...........................................................        4
  3.11.  No Investment Advisor Affiliation................................................        5
  3.12.  Possession of Intellectual Property..............................................        5
  3.13.  Possession of Licenses and Permits...............................................        5
  3.14.  Legal Proceedings................................................................        5
  3.15.  Taxes............................................................................        5
  3.16.  Certificate of Designations Amendments...........................................        6
  3.17.  Listing of Common Stocks.........................................................        6
  3.18.  Governmental Approvals...........................................................        6
  3.19.  No Undisclosed Events, Liabilities, Developments or Circumstances................        6
  3.20.  Application of Takeover Protections..............................................        6
  3.21.  Rights Agreement.................................................................        6
  3.22.  Foreign Corrupt Practices........................................................        6
  3.23.  No Other Agreements..............................................................        7
4.       Representations, Warranties and Covenants of The Purchasers......................        7
  4.1.   Investment Considerations........................................................        7
  4.2.   Due Execution, Delivery and Performance of the Agreement.........................        8
5.       Conditions to the Obligations of the Purchasers..................................        9
  5.1.   Accuracy of Representations and Warranties.......................................        9
  5.2.   Performance......................................................................        9
  5.3.   Opinion of Counsel...............................................................        9
  5.4.   Certificates and Documents.......................................................        9
  5.5.   Sumitomo Consent.................................................................        9
  5.6.   Nasdaq Exception.................................................................        9
  5.7.   Extraordinary Events.............................................................       10
  5.8.   Material Changes.................................................................       10
  5.9.   Other Matters....................................................................       10
6.       Conditions to the Obligations of PixTech.........................................       10
  6.1.   Accuracy of Representations and Warranties.......................................       10
  6.2.   Performance......................................................................       10
7.       Survival of Representations, Warranties and Agreements; Assignability of Rights..       10

                                                                                           Page No.
                                                                                           --------
8.       Registration Rights..............................................................       11
  8.1.   Registration of Shares on Form S-3...............................................       11
  8.2.   Failure to Register..............................................................       12
  8.3.   Information by Holder............................................................       13
  8.4.   Indemnification..................................................................       13
  8.5.   Contribution.....................................................................       15
  8.6.   Transferability of Registration Rights...........................................       15
  8.7.   Non-Exclusivity..................................................................       15
  8.8.   Termination......................................................................       15
  8.9.   Public Availability of Information...............................................       16
  8.10.  Supplying Information............................................................       16
9.       Miscellaneous....................................................................       16
  9.1.   Notices..........................................................................       16
  9.2.   Entire Agreement.................................................................       17
  9.3.   Assignment.......................................................................       17
  9.4.   Amendments and Waivers...........................................................       17
  9.5.   Headings.........................................................................       17
  9.6.   Severability.....................................................................       17
  9.7.   Governing Law....................................................................       17
  9.8.   Counterparts.....................................................................       17
  9.9.   Expenses.........................................................................       18
  9.10.  Publicity........................................................................       18
  9.11.  Specific Performance.............................................................       18

Schedule 3.2
------------

Exhibit A  List of Purchases
---------

Exhibit B  Amendment to Restated Certificate of Incorporation
---------

Exhibit C  Form of Opinion of Palmer & Dodge LLP
---------

Exhibit D  Form of Secretary's Certificate
---------

Exhibit E  Form of Officer's Certificate
---------

                       PREFERRED STOCK PURCHASE AGREEMENT


  THIS PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 22, 1998 (the "Effective Date") is made among PixTech, Inc., a corporation organized under the laws of the State of Delaware having its principal offices at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset France, ("PixTech"), and the purchasers listed on Exhibit A hereto (each a "Purchaser"
                                          ---------
and collectively, the "Purchasers") and certain other entities whose names appear at the end hereof for the limited purposes described herein.

                                 R E C I T A L

  WHEREAS, PixTech desires to sell to the Purchasers, and the Purchasers desire to purchase from PixTech, shares of PixTech's Series E Convertible Preferred Stock on the terms described herein, in each case in amounts set forth opposite the Purchaser's name in Exhibit A hereto.
                        ---------

  NOW THEREFORE, in consideration of the promises and of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

  1.      Authorization of Sale of the Shares.  Subject to the terms and
          -----------------------------------
conditions of this Agreement, PixTech has authorized the issuance and sale of three hundred sixty seven thousand two hundred sixty nine (367,269) shares (the "Shares") of the Series E Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of PixTech with the rights, preferences, powers, privileges and restrictions, qualifications and limitations contained in the Certificate of Designations set forth in Exhibit B hereto (the "Certificate of
                                         ---------
Designations"), to the Purchasers at a price per share equal to ten times the average of the closing prices of the Common Stock, par value $0.01 per share (the "Common Stock"), of PixTech as reported on the Nasdaq National Market System ("Nasdaq") for the ten trading days immediately preceding the Effective Date. The aggregate purchase price for the Shares (the "Stock Purchase Price") shall be eight million two hundred seventy five thousand dollars ($8,275,000) and shall be allocated in the manner set forth opposite each Purchaser's name on Exhibit A.
---------

  2.      Delivery of the Shares at the Closing.  The closing of the purchase
          -------------------------------------
and sale of the Shares (the "Closing") shall occur on December 22, 1998
(the "Closing Date") at 10:00 a.m., eastern standard time at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, or on such other business day thereafter as may be agreed upon by PixTech and the Purchasers. Subject to the terms and conditions of this Agreement, at the Closing, the Purchasers shall pay to PixTech an amount in cash or by wire transfer equal to the Stock Purchase Price and PixTech shall deliver to each of the Purchasers or its agent one or more stock certificates (the "Stock Certificates") registered in the name of the Purchasers, or in such nominee name(s) as designated by the Purchasers, representing the number of shares of the Preferred Stock set forth opposite each such Purchaser's name on Exhibit A. If prior to the Closing, the
                                       ---------
Stock Certificates have already been provided to the Purchasers, the Purchasers, or its agent, agrees to hold such Stock Certificates in escrow until PixTech has given oral confirmation of receipt of the funds required to be delivered by the Purchasers under this Agreement. If at the Closing, PixTech shall fail to tender the Stock Certificates to the Purchasers as provided above in this Section 2 or any of the conditions specified in Section 5 shall not have been fulfilled to satisfaction of the Purchasers, the Purchasers, in their sole discretion, may elect to be relieved of all further obligations under this Agreement, without thereby waiving any rights they may have by reason of such failure or such nonfulfillment.

  3.      Representations, Warranties and Covenants of PixTech.  PixTech
          ----------------------------------------------------
hereby represents and covenants with the Purchasers as follows:

  3.1.    Organization and Qualification.  PixTech (a) is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct its business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined in Section 3.7).

  3.2.    Authorized Capital Stock.  (a)  As of the date hereof, the authorized
          ------------------------
capital stock of PixTech consists of (a) 30,000,000 shares of common stock, $0.01 par value per share, of which on December 10, 1998, 14,778,107 shares were validly issued and outstanding, fully paid and non-assessable, (b) 500,000 shares of Series E Preferred Stock, $0.01 par value per share, none of which are issued and outstanding, and (c) 500,000 shares of undesignated preferred stock, $0.01 par value per share, none of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and fully paid and nonassessable. Except as disclosed in Schedule 3.2, (i) no shares of PixTech's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by PixTech, (ii) there are no outstanding securities or instruments of PixTech which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which PixTech is or may become bound to redeem a security of PixTech, (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the shares of Common Stock issuable upon conversion of the Shares or as payment of dividends thereon (collectively, the "Converted Shares") as described in this Agreement, and (iv) PixTech does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

          (b) Giving effect to the application provisions of the PixTech's Amended and Restated Certificate of Incorporation, and all other instruments affecting the rights of holders of shares or capital stock of PixTech to which the Company is a party or is bound and subject to the limitations set forth in the Certificate of Designations upon issuance each outstanding Share will be convertible into Common Stock in such amounts as calculated in accordance with the Certificate of Designations; there are no restrictions or limitations, contractual or otherwise, binding upon the PixTech or to which PixTech is subject that prohibit or limit the enforceability of the terms and provisions of the Certificate of Designations, will prohibit or limit the right of a holder of Shares to convert Shares into shares of Common Stock; the conversion of Shares into shares of Common Stock will not violate or result in or constitute a default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the PixTech is a party or by which it or any of its properties or assets are bound; and PixTech will reserve such amounts of Common Stock as is necessary for the conversion of the Shares into Common Stock.

  3.3.    Consents; Due Execution; Delivery and Performance of the Agreement.
          ------------------------------------------------------------------
PixTech's execution, delivery and performance of this Agreement and the adoption of the Certificate of Designations relating to the Shares and other actions contemplated herein or therein (a) has been duly authorized by all requisite corporate action by PixTech's board of directors and, to the extent necessary, stockholders, (b) will not violate any material law or the Restated Certificate of Incorporation (the "Charter") or Restated By-laws of PixTech or any other corporation of which PixTech owns at least 50% of the outstanding voting stock (a "PixTech Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which PixTech or any PixTech Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof, (c) will not require any consent, except as stated in Section 5.5 below, by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of PixTech or any PixTech Subsidiary and (d) will not require any consent, authorization, approval, filing, notice to, or other act, by or in respect of any governmental authority. Upon its execution and delivery, and assuming the valid execution thereof by the Purchasers, the Agreement will constitute a valid and binding obligation of PixTech, enforceable against PixTech in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  3.4.    Issuance, Sale and Delivery of the Shares.  When issued and paid for,
          -----------------------------------------
the Shares to be sold hereunder by PixTech and, upon conversion of the Shares, the Converted Shares, as defined below, will be validly issued and outstanding, fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

  3.5.    Exempt Transaction.  Subject to the accuracy of the Purchasers'
          ------------------
representations in Section 4.1 of this Agreement, the issuance and sale of the Shares and the issuance of Converted Shares upon conversion will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance upon
Section 4(2), in the case of the Shares, and Section 3(a)(9), in the case of the Converted Shares, of the Securities Act and the regulations promulgated pursuant thereto and state securities laws; and neither PixTech nor any affiliate (as defined in Rule 501(b) of Regulation D of the Securities Act) or any agent acting on behalf of PixTech or any such affiliate has directly, or through any agent, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares or the issuance of the Common Stock issuable upon conversion of the shares (the "Converted Shares") in a manner that would require registration under the Securities Act of the offering of the Shares or the issuance of the Converted Shares contemplated by this Agreement.

  3.6.    Compliance with Rule 144.  At the written request of any Purchaser
          ------------------------
at any time and from time to time, PixTech shall furnish to such Purchaser, within three days after receipt of such request, a written statement confirming PixTech's compliance with the filing requirements of the Securities and Exchange Commission (the "SEC") set forth in Rule 144 of the Securities Act as amended from time to time.

  3.7.    Disclosure.  Neither this Agreement, nor any other items prepared or
          ----------
supplied to the Purchasers by or on behalf of PixTech with respect to the transactions contemplated hereby contain any untrue statement of a material fact required to be stated therein or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which PixTech has not disclosed to the Purchasers in writing and of which any of its directors or executive officers is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, results of operations, earnings, assets, properties, customer, supplier or employee relations or business prospects of PixTech or PixTech Subsidiaries taken as a whole , or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or the authority or ability of PixTech to perform its obligations under this Agreement or the Certificate of Designations (a "Material Adverse Effect").

  3.8.    Additional Information; Eligibility for Use of Form S-3.  All reports
          -------------------------------------------------------
filed by PixTech with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. PixTech has made all filings with the SEC which it is required to make, and PixTech has not received any request from the SEC to file any amendment or supplement to any such reports. PixTech meets the eligibility requirements set forth in paragraph I of the General Instructions to Form S-3 for the use of such Form for the registration of securities in a transaction involving secondary offerings, as described in such General Instructions.

  3.9.    No Material Changes.  As of the date hereof, there has been no
          -------------------
material adverse change in the financial condition, or any development involving a prospective material adverse change in the financial condition, results of operations, earnings, assets, operations, properties, customer, supplier or employee relations (a "Material Adverse Change") of PixTech since the filing date of PixTech's last report with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

  3.10.   Investment Company Act.  PixTech is not an "investment company" or a
          ----------------------
company "controlled" by an "investment company" within the meaning of the Investment

Company Act of 1940, as amended (the "1940 Act"), and PixTech will not be required to register as an "investment company" as a result of the transactions contemplated herein.

  3.11.   No Investment Advisor Affiliation.  PixTech is not an "investment
          ---------------------------------
advisor," "affiliated company" or an "affiliated person" of an "investment advisor" within the meaning of the 1940 Act.

  3.12.   Possession of Intellectual Property.  Except as disclosed in reports
          -----------------------------------
filed with the SEC pursuant to the Exchange Act, PixTech owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the "Intellectual Property") necessary to carry on the business now operated by PixTech and, except as disclosed in reports filed with the SEC pursuant to the Exchange Act, PixTech has not received or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of PixTech, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

  3.13.   Possession of Licenses and Permits.  PixTech possesses such permits,
          ----------------------------------
licenses, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; PixTech is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and PixTech has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

  3.14.   Legal Proceedings.  Except as disclosed in reports filed with the
          -----------------
SEC pursuant to the Exchange Act, there are no legal, governmental, administrative or arbitration proceedings pending to which PixTech is a party or to which any of the properties of PixTech are subject or, to the best of PixTech's knowledge, threatened against it, that would, if adversely determined against it, have a Material Adverse Effect on PixTech or on the power of PixTech to perform its obligations hereunder or to consummate the transactions contemplated hereby.

  3.15.   Taxes.  PixTech has timely filed or caused to be timely filed all
          -----
tax returns which are required to be filed and has timely paid all taxes (whether or not shown to be due and payable on said returns) and on any assessments made against it or any property and all other taxes, fees or other charges imposed on it or any property by an governmental authority in the jurisdictions in which it operates, except for (a) any taxes and assessments the amount of which is not individually or in the aggregate material to the business or operations of PixTech or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which PixTech has established adequate reserves for such taxes in accordance with generally accepted accounting principles.

  3.16.   Certificate of Designations Amendments.  PixTech shall not amend,
          --------------------------------------
alter or repeal the Certificate of Designations, or otherwise amend its Charter in a manner adverse to the holders of shares of Series E Convertible Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

  3.17.   Listing of Common Stock.  The Corporation shall use all commercially
          -----------------------
reasonable efforts to list the Common Stock required to be delivered upon conversion of the Series E Convertible Preferred Stock, prior to such delivery, upon each United States securities exchange or market, if any, upon which the Common Stock is listed at the time of such delivery.

  3.18.   Governmental Approvals.  Prior to the delivery of any securities that
          ----------------------
the Corporation will be obligated to deliver upon the conversion of the Series E Convertible Preferred Stock, the Corporation shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

  3.19.   No Undisclosed Events, Liabilities, Developments or Circumstances.
          -----------------------------------------------------------------
No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to PixTech or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by PixTech under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by PixTech of its Common Stock and which has not been publicly announced.

  3.20.   Application of Takeover Protections.  PixTech and its board of
          -----------------------------------
directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Restated Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, PixTech's issuance of the Shares and the Converted Shares and the Purchasers's ownership of the Shares and the Converted Shares.

  3.21.   Rights Agreement.  PixTech has not adopted a shareholder rights plan
          ----------------
or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of PixTech.

  3.22.   Foreign Corrupt Practices.  Neither the Company, nor any of its
          -------------------------
Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  3.23.   No Other Agreements.  PixTech has not, directly or indirectly, made
          -------------------
any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by this Agreement and the Certificate of Designations except as set forth in this Agreement and the Certificate of Designations.

  4.      Representations, Warranties and Covenants of The Purchasers.
          -----------------------------------------------------------

  4.1.    Investment Considerations.  Each of the Purchasers represents and
          -------------------------
warrants to, and covenants with, PixTech only with respect to itself that:

          (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to PixTech, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

          (b) The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act;

          (c) The Purchaser understands that the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from PixTech in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

          (d) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder;

          (e) The Purchaser qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and is a resident of the state identified in Exhibit A; and
                                             ---------

          (f) It is understood that the Stock Certificates shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 without restrictions:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY PIXTECH, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PIXTECH AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The legend set forth above shall be removed and PixTech shall issue a certificate without such legend to the holder of the Shares upon which it is stamped and no legend shall be placed on the Converted Shares, if, unless otherwise required by state securities laws, (i) such Shares or Converted Shares are registered for sale under the Securities Act, (ii) in connection with a sale transaction, such holder provides PixTech with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares or the Converted Shares, as the case may be, may be made without registration under the Securities Act, or (iii) such holder provides PixTech with reasonable assurances (including an opinion of counsel) that the Shares or the Converted Shares, as the case may be, can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

  4.2.    Due Execution, Delivery and Performance of the Agreement.  Each of
          --------------------------------------------------------
the Purchasers further represents and warrants to, and covenants with, PixTech that (a) the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction identified in Exhibit A and has full
                                                          ---------
right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement,
(b) the execution, delivery and performance of this Agreement will not violate any law of the jurisdiction of such Purchaser's organization or the charter documents of the Purchaser or any other corporation of which the Purchaser owns at least 50% of the outstanding voting stock (a "Purchaser Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser, any Purchaser Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance, of any material nature whatsoever, upon any assets of the Purchaser or any the Purchaser Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by PixTech, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  5.      Conditions to the Obligations of the Purchasers.
          -----------------------------------------------

  The obligations of the Purchasers under this Agreement are subject to the fulfillment, or the waiver by the Purchasers, of the conditions set forth in this Section 5 on or before the Closing Date.

  5.1.    Accuracy of Representations and Warranties.  Each representation and
          ------------------------------------------
warranty of PixTech contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

  5.2.    Performance.  PixTech shall have performed and complied with all
          -----------
agreements and conditions contained in this Agreement required to be performed or complied with by PixTech prior to or at the Closing.

  5.3.    Opinion of Counsel.  The Purchasers shall have received an opinion
          ------------------
from Palmer & Dodge LLP, counsel to PixTech, dated as of the Closing Date, addressed to the Purchasers, and substantially in the form attached hereto as Exhibit C.

  5.4.    Certificates and Documents.  PixTech shall have delivered to counsel
          --------------------------
to the Purchasers:

          (a) a certificate of the Secretary or Assistant Secretary of PixTech dated as of the Closing Date, substantially in the form attached hereto as Exhibit D certifying as to (i) the incumbency of officers of PixTech executing
---------
this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of PixTech, as in effect on and as of the Closing Date, (iii) a copy of the resolutions of the Board of Directors of PixTech, and (iv) a copy of the authorization of Sumitomo approving PixTech's execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby; and

          (b) a certificate substantially in the form attached hereto as Exhibit E, executed by the Chief Financial Officer of PixTech as of the Closing
---------
Date, certifying to the fulfillment of all of the conditions to the Purchasers' obligations under this Agreement, as set forth in this Section 5.

  5.5.    Sumitomo Consent.  PixTech shall have received the written consent and
          ----------------
waiver by Sumitomo Corporation ("Sumitomo") under the Credit Agreement dated July 21, 1997 between Sumitomo and PixTech regarding registration rights of Common Stock issuable upon conversion of a certain Convertible Note in the principal amount of $5,000,000 held by Sumitomo.

  5.6.    Nasdaq Exception. PixTech has received a written exception from the
          ----------------
Nasdaq, and PixTech shall have complied with any conditions set forth in such exception, pursuant to Marketplace Rule 4460(i) in which Nasdaq waives PixTech's requirement to obtain shareholder approval before issuance of the Shares or the Converted Shares, and has provided a copy of such writing to each Purchaser.

  5.7.    Extraordinary Events.  Since the date of this Agreement, there shall
          --------------------
not have occurred (a) a suspension or material limitation in the trading in securities generally on the Nasdaq National Market System or the establishment of minimum prices on such exchange, (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or
(c) any outbreak or escalation of hostilities involving the United States or any other national or international calamity or emergency.

  5.8.    Material Changes.  Since the date of this Agreement, there has not
          ----------------
been any fact, change, occurrence or event that has had or is reasonably likely to have a Material Adverse Change on PixTech.

  5.9.    Other Matters.  All corporate and other proceedings in connection with
          -------------
the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

  6.      Conditions to the Obligations of PixTech.
          ----------------------------------------

  The obligations of PixTech under this Agreement are subject to the fulfillment, or the waiver by PixTech, of the conditions set forth in this
Section 6 on or before the Closing Date.

  6.1.    Accuracy of Representations and Warranties.  Each representation
          ------------------------------------------
and warranty of the Purchasers contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

  6.2.    Performance.  The Purchasers shall have performed and complied with
          -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

  7.      Survival of Representations, Warranties and Agreements; Assignability
          ---------------------------------------------------------------------
of Rights.  Notwithstanding any investigation made by any party to this
---------
Agreement, all covenants, agreements, representations and warranties made by PixTech and the Purchasers herein, except as otherwise provided herein, shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of PixTech made herein shall bind the Company's successors and assigns and shall insure to the benefit of the Purchasers and the Purchasers' successors and assigns and
(ii) the covenants, agreements, representations and warranties of the Purchasers made herein shall bind the Purchasers' successors and assigns and shall insure to the benefit of PixTech and PixTech's successors and assigns.

  8.      Registration Rights.
          -------------------

  8.1.    Registration of Shares on Form S-3.  PixTech covenants and agrees
          ----------------------------------
that:

          (a) within 30 days following the Closing, PixTech shall prepare and file a registration statement on one or more Forms S-3 covering the resale by the holders of the Registrable Shares (as defined below) of the Converted Shares and the shares of Common Stock issued or to be issued to Mezler Investment GmbH ("Mezler") and PICTET & Cie as of the date hereof (or, in the case of Mezler, no later than January 5, 1999) (collectively, the "Registrable Shares"), as of the date of the filing of such registration statement (or, if PixTech is not then eligible to use such Form, on any other form of registration statement promulgated by the SEC which would cover the resale of the Registrable Shares) and cause such registration statement to become effective within 90 days following the Closing in order that the Purchasers may sell the Registrable Shares in accordance with the proposed plan of distribution; provided, however,
                                                             --------  -------
that PixTech will furnish to the Purchasers and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and PixTech will give reasonable consideration in good faith to any comments of the Purchasers and such counsel regarding such registration statement;

          (b) it shall prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement(s) and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the resale of the Registrable Shares covered by such registration statement(s) until such time as the Purchasers no longer hold any Registrable Shares, subject to earlier termination as provided in Section 8.8, and to correct an untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading; provided, however, that PixTech will furnish to the Purchasers and their counsel
--------  -------
copies of all such amendments and supplements proposed to be filed and the proposed prospectus and any supplements thereto, which documents will be subject to the review of such counsel, and PixTech will give reasonable consideration in good faith to any comments of the Purchasers and such counsel regarding such registration statement;

          (c) it shall furnish the Purchasers such number of copies of such prospectus as they may reasonably request in order to facilitate the resale of the Registrable Shares;

          (d) it shall file documents required of PixTech to comply with state securities laws regarding the registration and offering of the Registrable Shares in states specified in writing by the Purchasers; provided, however, that
                                                         --------  -------
PixTech shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented;

          (e) it shall do any and all other reasonable acts and things which may be reasonably necessary or advisable to enable the Purchasers to consummate the sale of the Registrable Shares as contemplated in this Section 8.1; and

          (f) it shall bear all expenses in connection with the procedures set forth in paragraphs (a) through (e) of this Section 8.1 and the registration of the Registrable Shares covered by the registration statement, other than fees and expenses, if any, of counsel or other advisors to the Purchasers.

          (g) The initial registration statement prepared pursuant hereto shall register for resale at least 200% of the number of shares of Registrable Shares issuable as of the date immediately preceding the date the registration statement is initially filed with the SEC, subject to adjustment as provided in
Section 8.1(i).

          (h) The initial number of shares of Common Stock included in any registration statement filed pursuant to this Section 8.1 and each increase in the number of shares of Common Stock included therein shall be allocated pro rata among the Purchasers based on the number of Shares held by each Purchaser at the time the registration statement covering such initial number of shares of Common Stock or increase thereof is declared effective by the SEC. In the event that a Purchaser sells or otherwise transfers any of such Purchaser's Shares, each transferee shall be allocated a pro rata portion of the then remaining number of shares of Common Stock included in such registration statement for such transferor. Any shares of Common Stock included in a registration statement and which remain allocated to any Purchaser or transferees of such Purchaser which ceases to hold any Shares or Registrable Shares shall be allocated to the remaining Purchasers or to transferees of such Purchasers, pro rata based on the number of Shares or Registrable Shares then held by such Purchasers or transferees of such Purchasers.

          (i) In the event the number of shares of Common Stock available under a registration statement filed pursuant to this Section 8.1 is insufficient to cover all of the Registrable Shares issuable (without regard to any limitations on conversions) or a Purchaser's allocated portion of the shares of Common Stock covered by a registration statement pursuant to Section 8.1(h), PixTech shall amend the registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover at least 200% of the Registrable Shares issuable (based on the market price of the Common Stock), in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. PixTech shall use its best efforts to cause such amendment and/or new registration statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a registration statement shall be deemed "insufficient to cover all of the Registrable Shares issuable" if at any time the number of Registrable Shares issued or issuable upon conversion of the Shares is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such registration statement by (ii) 1.33. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the convertibility of the Shares shall be disregarded and such calculation shall assume that the Shares are then convertible into shares of Common Stock at the then prevailing Conversion Price (as defined in the Certificate of Designations).

  8.2     Failure to Register.  If PixTech fails to prepare and file a
          -------------------
registration statement or fails to cause such registration statement's effectiveness in accordance with Section 8.1(a) herein (provided such failure is not the result of any unreasonable delay by the Purchasers in providing information to PixTech for inclusion in a registration statement or providing comments on a registration statement), each Purchaser, at its sole option, shall have the right to have this Agreement rescinded, and deemed null and void with respect to such Purchaser. Upon such occurrence, PixTech shall return all payments received from such Purchaser hereunder to such Purchaser within two business days of receipt of such Purchaser's return for cancellation of all certificates representing the Shares held by such Purchaser.

  8.3.    Information by Holder.  The Purchasers shall promptly furnish to
          ---------------------
PixTech such information regarding the Purchasers and the distribution proposed by the Purchasers as PixTech may request in writing and as shall be required from time to time in connection with any registration, qualification or compliance referred to in this Section 8.

  8.4.    Indemnification.  For the purpose of this Section 8.4,
          ---------------

          (a) the term "Selling Stockholder" shall mean each Purchaser and any officer, director, employee, agent, affiliate or person deemed to be in control of such Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act;

          (b) the term "Registration Statement" shall mean any final prospectus, exhibit, supplement or amendment included in, incorporated by reference in or relating to the registration statement referred to in Section 8.1; and

          (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  PixTech agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement on the effective date thereof, or arise out of any failure by PixTech to fulfill any undertaking included in the Registration Statement and PixTech will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that PixTech shall not be liable in any such case to
       --------  -------
the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to PixTech by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by the Purchasers. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Stockholder and shall survive the transfer of such securities by the seller.

  Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless PixTech (and each person, if any, who controls PixTech within the meaning of Section 15 of the Securities Act, each officer of PixTech who signs the Registration Statement and each director of

PixTech) from and against any losses, claims, damages or liabilities to which PixTech (or any such officer, director or controlling person) or each underwriter (if any) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse PixTech (or such officer, director or controlling person, as the case may be) or each underwriter (if any), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however,
                                                          --------  -------
that (i) no Selling Stockholder shall be liable for any untrue statement that is corrected by any Selling Stockholder in writing to PixTech or its agents prior to the sale of the Registrable Shares, whether or not such correction was made in any amendment or supplement to any Registration Statement by PixTech; and
(ii) in no event shall the liability of any Selling Stockholder exceed the amount of the proceeds of the sale of the Shares or the Registrable Shares received by such Selling Stockholder giving rise to such indemnification obligation.

  Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person; provided that the failure of any indemnified person to give
                    --------
notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; provided, however,
                                                             --------  -------
that the indemnifying person shall not agree to a settlement of any such action without the consent of the indemnified person, which consent shall not be unreasonably withheld. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a
                 --------  -------
conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that PixTech shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with PixTech or among themselves.

  8.5.    Contribution.  If the indemnification provided for in this Section 8
          ------------
for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 8.5 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, in no event shall a Selling Stockholder be required to contribute an amount under this Section 8.5 which exceeds the amount of the proceeds of the sale of the Shares or the Registrable Shares received by such Selling Stockholder giving rise to such contribution obligation.

  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

  8.6     Transferability of Registration Rights.  For all purposes of this
          --------------------------------------
Section 8, the rights granted hereunder to the Purchasers shall be transferred to any assignee or transferee of the Shares or Registrable Shares who acquires such Shares or Registrable Shares from a Purchaser, in a transaction that is not pursuant to the registration statement described in Section 8.1, provided that the transferee provides written notice of such transfer to the Company and agrees to be bound by the terms and conditions set forth herein.

  8.7.    Non-Exclusivity.  The obligations of the parties under this Section 8
          ---------------
shall be in addition to any liability which any party may otherwise have to any other party.

  8.8.    Termination.  Each Purchaser's rights under Section 8.1 hereunder
          -----------
shall terminate as to any Registrable Shares held by such Purchaser or its transferees upon the earlier of (i) the time that all Registrable Shares held by such Purchaser or its transferees may be sold pursuant to Rule 144 of the Securities Act within any three month period or (ii) at such time as no such Shares or Registrable Shares are held by the Purchasers or their transferees.

  8.9.    Public Availability of Information.  PixTech shall comply with all
          ----------------------------------
public information reporting requirements of the Commission, to the extent required from time to time to enable the Purchasers to sell the Shares and the Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

  8.10.   Supplying Information.  PixTech shall cooperate with the Purchasers in
          ---------------------
supplying such information as may be necessary for the Purchasers to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Shares or Registrable Shares.

  9.      Miscellaneous.
          -------------

  9.1.    Notices.  Any consent, notice or report required or permitted to be
          -------
given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or overnight courier) or overnight courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to PixTech:               PixTech, Inc.
                             Avenue Olivier Perroy
                             Zone Industrielle de Rousset
                             13790 Rousset France
                             Attention:  Chief Executive Officer

                             Telephone:  011 334 4229 1000
                             Telecopy:   011 334 4229 0509

with a copy to:              Palmer & Dodge LLP
                             One Beacon Street
                             Boston, Massachusetts 02108
                             Attention:  Michael Lytton, Esq.

                             Telephone:  (617) 573-0100
                             Telecopy:   (617) 227-4420

If to the Purchasers, at the applicable address given in Exhibit A hereto:
                                                         ---------

  9.2.    Entire Agreement.  This Agreement and the Certificate of Designations
          ----------------
contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

  9.3.    Assignment.  Except as otherwise provided herein, neither this
          ----------
Agreement nor any of the rights and obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that PixTech or any Purchaser may, without such consent, assign its rights and obligations under this Agreement (i) to any entity, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets; provided further that a Purchaser may assign some or all of its rights hereunder (including the Shares or Converted Shares), without the consent of PixTech, to any entity which, immediately prior to such assignment, (a) has the same principal investment adviser as the Purchaser or (b) holds Shares or Converted Shares. Any purported assignment in violation of the preceding sentence shall be void. If any party assigns some or all of its rights hereunder, the other party must be notified of the assignee in writing within 2 business days of such assignment. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

  9.4.    Amendments and Waivers.  This Agreement may not be modified or amended
          ----------------------
except pursuant to an instrument in writing signed by PixTech and the Purchasers. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

  9.5.    Headings.  The headings of the various sections of this Agreement have
          --------
been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

  9.6.    Severability.  In case any provision contained in this Agreement
          ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

  9.7.    Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

  9.8.    Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

  9.9.    Expenses.  Except as otherwise specifically provided herein, each
          --------
party shall bear its own expenses in connection with this Agreement.

  9.10.   Publicity.  The parties to this Agreement agree that shortly after the
          ---------
Closing Date, PixTech will issue a press release to disclose the transaction contemplated by this agreement, provided, however, that any such press release does not cause the offering contemplated by this Agreement to violate Section 5 of the Securities Act, including but not limited to Rule 135c of the Securities Act. However, neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, which may not be unreasonably withheld, except as may be required by applicable law or regulation.

  9.11.   Specific Performance.  Each party hereto acknowledges and agrees that
          --------------------
each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement without the necessity of posting a bond or other security.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


PIXTECH, INC.


By:    /s/ Jean-Luc Grand-Clement
       --------------------------
       Jean-Luc Grand-Clement
       Chief Executive Officer


THE PURCHASERS:

THE KAUFMANN FUND, INC.


By:    /s/ Lawrence Auriana
       --------------------
Name:  Lawrence Auriana
       -----------------
Title: Chairman
       --------


WINGATE CAPITAL LTD.


By:    /s/ Michael J. Hughes
       ---------------------
Name:  Michael J. Hughes
Title: Authorized Signatory


FISHER CAPITAL LTD.


By:    /s/ Michael J. Hughes
       ---------------------
Name:  Michael J. Hughes
Title: Authorized Signatory


THE ATHERTON CO.


By:    /s/ Jack S. Euphrat
       -------------------
Name:  Jack S. Euphrat
Title: General Partner

BANQUE GENERALE DE LUXEMBOURG,
FONDS INTERSELEX EQUITY EASDAQ


By:    /s/ Jan Smedts
       --------------
Name:  Jan Smedts
Title: Fund Manager


ACCEPTED AND AGREED TO
FOR SECTION 8 PURPOSES
ONLY:

PICTET & CIE

By:    /s/ L. Chappuis  /s/ M. Allemann
       ---------------  ---------------
Name:  L. Chappuis      M. Allemann
Title:


MEZLER INVESTMENT GMBH

By:
Name:
Title:

                                  Schedule 3.2

                                      None

                                   Exhibit A

                               List of Purchases
                               -----------------


-----------------------------------------------------------------------------------------------------
                                     Jurisdiction of            Number of             Aggregate
              Name                     Organization              Shares             Purchase Price
-----------------------------------------------------------------------------------------------------

The Kaufmann Fund, Inc.            Maryland                      266,297             $6,000,000
140 East 45th Street
43rd Floor
New York, NY  10017
Attention:  Jonathan Art
Telephone:  (212) 922-0123
Telecopy:  (212) 661-2266

With a copy of all notices to:

Gary S. Schpero, Esq.
Simpson, Thacher & Bartlett
424 Lexington Avenue
New York, NY  10017
Telephone:  (212) 455-2000
Telecopy:  (212) 455-2502

-----------------------------------------------------------------------------------------------------

Wingate Capital Ltd.
 c/o Citadel Investment Group,     Cayman Islands                31,068              $  700,000
 L.L.C.
225 West Washington Street
Chicago, Illinois 60606
Attention:  Michael J. Hughes
Facsimile: (312) 338-0780
Telephone: (312) 338-7803

With a copy of all notices to:

Katten Muchin & Zavis
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attention: Robert J. Brantman,
 Esq.
Facsimile: (312) 902-1061
Telephone: (312) 902-5200
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                     Jurisdiction of            Number of             Aggregate
              Name                     Organization              Shares             Purchase Price
-----------------------------------------------------------------------------------------------------
Fisher Capital Ltd.                Cayman Islands                 57,698             $1,300,000
c/o Citadel Investment Group,
 L.L.C.
225 West Washington Street
Chicago, Illinois 60606
Attention: Michael J. Hughes
Facsimile: (312) 338-0780
Telephone: (312) 338-7803

With a copy of all notices to:

Katten Muchin & Zavis
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attention: Robert J. Brantman,
 Esq.
Facsimile: (312) 902-1061
Telephone: (312) 902-5200
-----------------------------------------------------------------------------------------------------

The Atherton Co.                   California                      8,877             $  200,000
415 Walsh Road
Atherton, CA  94027
-----------------------------------------------------------------------------------------------------
Banque Generale de  Luxembourg,    France                          3,329             $   75,000
 fonds Interselex Equity Easdaq
FIMAGEST  Gestion Actions
23 rue de l'amiral d'Estaing
F-75209 PARIS CEDEX 16
FRANCE
-----------------------------------------------------------------------------------------------------
TOTAL:
                                                                 367,269             $8,275,000
-----------------------------------------------------------------------------------------------------